Exhibit 99-B.8.32

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


       This Amendment to the Fund Participation Agreement ("Agreement") entered into as of May 11, 1994, between Janus Capital Corporation, a Colorado corporation ("Janus"), and Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") is effective as of February 24, 1995.


                                    AMENDMENT


       For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

       1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

       All other terms of the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



AETNA LIFE INSURANCE AND ANNUITY COMPANY


By:       /s/  Laura R. Estes
          ------------------------------------------
Name:     Laura R. Estes
Title:    Senior Vice President



JANUS CAPITAL CORPORATION


By:       /s/  Stephen L. Stieneker
          ------------------------------------------
Name:     Stephen L. Stieneker
Title:    Assistant Vice President


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                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------

     Name of Separate Account and                    Contracts Funded
 Date Established by Board of Directors             By Separate Account
 --------------------------------------             -------------------
 Separate Account F                                  EGF-PVU-IC
                                                     EGFA-PVU-IC
                                                     GF-PBA-IC
                                                     GFA-PBA-IC